Exhibit 99.1

FOR IMMEDIATE RELEASE

Immunicon Corporation to Present at the 2006 Pacific Growth Equities

Life Sciences Growth Conference

Huntingdon Valley, PA, June 8, 2006 – Immunicon Corporation (NASDAQ-NM:IMMC) announced today that President and Chief Executive Officer Byron D. Hewett is scheduled to present at the 2006 Pacific Growth Equities Life Sciences Growth Conference, the leading venue for knowledgeable investors seeking to identify emerging trends in healthcare, on Tuesday, June 13, 2006 at 2:00 p.m. PT. The conference, dedicated solely to innovative public and private growth companies, will be held at the InterContinental Mark Hopkins Hotel June 12-14, 2006 in San Francisco, California.

A live Web cast of the presentation will be available online on Immunicon’s Web site at http://www.immunicon.com. Participants are urged to log on to the site several minutes before the 2:00 p.m. presentation to download and install any necessary software. A replay of the Web cast will be available approximately one hour after the live presentation and will be accessible for 90 days.

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products, and is providing certain analytical services to pharmaceutical and biotechnology companies to assist them in developing new therapeutic agents, with an initial focus on cancer disease management. Immunicon has developed platform technologies to identify, count and characterize a small number of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. For more information, please visit www.immunicon.com.

Forward-Looking Statements

The information contained in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements relating to Immunicon’s anticipated net cash burn for 2006, Immunicon’s funding strategy for commercialization activities and key product and clinical development programs and other statements not of historical fact. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon’s forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon’s product candidates; Immunicon’s ability to use licensed products and to obtain new licenses from third parties; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers for Immunicon’s products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to Immunicon’s products; effectiveness of Immunicon’s products compared to competitors’ products; protection of Immunicon’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. “CellSpotter,” “CellTracks” and “AutoPrep” are registered trademarks of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. CellTracks Analyzer II is a trademark of Immunivest Corporation. “CellSearch” is a trademark of Johnson & Johnson. All other trademarks or servicemarks appearing in this report are the property of their respective holders. ALL RIGHTS RESERVED.

Contact Information: James G. Murphy SVP of Finance & Administration, CFO 215-346-8313 jmurphy@immunicon.com	Investors/Media: Tierney Communications Denise Portner Vice President 215-790-4395 dportner@tierneyagency.com